Exhibit 10.8

SECOND AMENDMENT TO LOAN AND ADMINISTRATION AGREEMENT

This Second Amendment to Loan and Administration Agreement, dated as of December 23, 2014 (the “Amendment”), is made pursuant to that certain Loan and Administration Agreement, dated as of January 8, 2014 (as amended, modified or supplemented from time to time, the “Agreement”), among CCG Receivables VI, LLC, a Delaware limited liability company (the “SPV”), Commercial Credit Group Inc., a Delaware corporation, individually (“CCG”) and as initial Servicer, Portfolio Financial Servicing Company, a Delaware corporation, as backup servicer (the “Backup Servicer”), Jupiter Securitization Company LLC (“Jupiter”), as Lender, together with the other financial institutions as may from time to time become party thereto as Lenders or Administrators, JPMorgan Chase, N.A. (“JPMorgan”), as the Administrator for Jupiter, and JPMorgan Chase, N.A., as facility agent (the “Facility Agent”).

W I T N E S S E T H :

WHEREAS, the SPV, CCG, the Backup Servicer, Jupiter, the Administrator and the Facility Agent have previously entered into and are currently party to the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2. Amendments.

2.1. The defined term “Amortization Date” appearing in Section 1.1 of the Agreement is hereby amended and restated in its entirety and as so amended shall read as follows:

“Amortization Date” means the earliest of January 6, 2017, or such later date to which the Amortization Date may be extended in writing by the SPV, the Facility Agent and each Lender (in its sole discretion).

2.2. Each of the clauses (a), (b), (c), (d), (f) and (i) appearing in the defined term “Concentration Limit Excess” appearing in Section 1.1 of the Agreement are hereby amended and restated in their entireties and as so amended shall read as follows:

(a) the amount by which the aggregate Net Book Value of the Eligible Receivables relating to any one Obligor and its Affiliates exceeds the greater of: (i) three and one-half percent (3.50%) of the aggregate Net Book Value of all Eligible Receivables and (ii) $2,500,000;

(b) the amount by which the aggregate Net Book Value of Eligible Receivables owed by the Obligors (and each of such Obligor’s Affiliates) with the four (4) highest aggregate Net Book Value of the Eligible Receivables exceeds thirteen and one half percent (13.50%) of the aggregate Net Book Value of all Eligible Receivables;

(c) the amount by which the aggregate Net Book Value of Eligible Receivables owed by the Obligors (and each of such Obligor’s Affiliates) with the ten (10) highest aggregate Net Book Value of the Eligible Receivables exceeds twenty percent (20.0%) of the aggregate Net Book Value of all Eligible Receivables;

(d) the amount by which the aggregate Net Book Value of Eligible Receivables relating to Obligors whose chief executive offices are located in (i) the State of Texas exceeds twenty percent (20%) of the aggregate Net Book Value of all Eligible Receivables, plus (ii) the State of North Carolina exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (iii) the State of South Carolina exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (iv) the State of California exceeds twenty percent (20%) of the aggregate Net Book Value of all Eligible Receivables, plus (v) the State of Pennsylvania exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (vi) the State of Illinois exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (vii) the State of Georgia exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (viii) the State of Virginia exceeds fifteen percent (15%) of the aggregate Net Book Value of all Eligible Receivables, plus (ix) any one state other than those listed in (i) through (viii) above exceeds seven and one-half percent (7.5%) of the aggregate Net Book Value of all Eligible Receivables;

(f) the amount by which the aggregate Net Book Value of the Eligible Receivables with respect to which the stated final payment day is more than 60 months but not more than 90 months from the date of origination under the related Contract exceeds thirty percent (30%) of the aggregate Net Book Value of all Eligible Receivables, provided, that the amount by which the aggregate Net Book Value of the Eligible Receivables with respect to which the stated final payment day is more than 72 months but not more than 90 months from the date of origination under the related Contract exceeds twelve and one-half percent (12.5%) of the aggregate Net Book Value of all Eligible Receivables shall, without duplication, be added to the foregoing amount;

(i) the amount by which the aggregate Net Book Value of the Eligible Receivables owed by Obligors with a NAICS Code of 2300, 2358, 2371, 2372, 2380, 2381, 23812 or 23891 (construction industry) exceeds fifty percent (50%) of the aggregate Net Book Value of all Eligible Receivables;

2.3. The defined term “Concentration Limit Excess” appearing in Section 1.1 of the Agreement is hereby further amended by deleting “and” at the end of clause (k), replacing the period at the end of clause (l) with “; and” and adding the following new clause (m):

(m) the amount by which the aggregate Net Book Value of the Eligible Receivables owed by Obligors with a NAICS Code of 2300, 2358, 2371, 2372, 2380, 2381 or 23891 (construction industry excluding cranes) exceeds forty percent (40%) of the aggregate Net Book Value of all Eligible Receivables;

2.4. The defined term “Eligible Receivables” appearing in Section 1.1 of the Agreement is hereby amended by amending and restating clause (b) in its entirety to read as follows:

(b) (x) if the Obligor is not an Obligor with a NAICS Code of 23812 (crane industry), which has under the related Contract not more than 84 Scheduled Payments, and (y) if the Obligor is an Obligor with a NAICS Code of 23812 (crane industry), which has under the related Contract not more than 90 Scheduled Payments;

2.5. Clauses (e), (k), (m) and (p) of Section 8.1 of the Agreement are hereby amended and restated in their respective entireties and as so amended shall read as follows:

(e) any Event of Bankruptcy shall occur with respect to (i) the SPV or (ii) Holdco or the Originator, or any Subsidiary of the Originator; or

(k) (i) Holdco, CCG or any of CCG’s Subsidiaries (including special purpose entities for securitization facilities) shall fail to pay when due any indebtedness owing under any Material Debt Agreement (subject to any applicable grace period permitted by the terms of the relevant document), whether such Indebtedness or obligation shall become due by scheduled maturity, by required prepayment, by acceleration, by demand or otherwise (whether or not any such failure to pay is later waived); or (ii) Holdco, CCG or any of CCG’s Subsidiaries (including special purpose entities for securitization facilities) shall fail to perform any term, covenant or agreement on its part to be performed under any agreement or instrument (other than this Agreement) evidencing or securing or relating to any such Material Debt Agreement when required to be performed (or, if permitted by the terms of the relevant document, within any applicable grace period) or any other event shall occur, if the effect of such failure or other event is to accelerate the maturity of such Indebtedness; or any such Indebtedness shall be declared due and payable, or required to be prepaid, redeemed, purchased or defeased (other than by a regularly scheduled prepayment or redemption), in each case prior to the stated maturity thereof; or

(m) (i) a final judgment, decree or order against the SPV for the payment of money in excess of $100,000, but solely to the extent such judgment, decree or order shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) consecutive days or more, or (ii) a final judgment, decree or order against CCG or Holdco for the payment of money in excess of $5,000,000, but solely to the extent such judgment, decree or order shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of thirty (30) consecutive days or more; or

(p) the SPV, Holdco or the Originator shall become or shall be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or the arrangements contemplated by the Transaction Documents shall require such registration as an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or

2.6. Section 8.1 of the Agreement is hereby amended by inserting a new clause (v) which shall read as follows:

(v) the SPV (i) is not a “covered fund” under the Volcker Rule (17 C.F.R. 75.10(b)) (the “Volcker Rule”) and (ii) is not, and after giving effect to the transactions contemplated hereby, will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended, or any successor statute. In determining that the SPV is not a covered fund, the SPV is entitled to rely on the exemption from the definition of “investment company” set forth in section 3(c)(5) of the Investment Company Act of 1940.

2.7. Schedule I of the Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Schedule I hereto.

2.8. Exhibit H of the Agreement is hereby amended and restated in its entirety and as so amended shall read as set forth on Exhibit H hereto.

Section 3. Conditions Precedent; Effectiveness of Amendment. This Amendment shall become effective on the date (the “Effective Date”) that the Facility Agent is in receipt of:

(i) this Amendment duly executed by the parties hereto;

(ii) a duly executed Amended and Restated Fee Letter;

(iii) a duly executed Lender Note in the form of Exhibit H hereto;

(iv) an Opinion from Counsel to the SPV regarding certain corporate matters and the SPV not being a “covered fund” under the Volcker Rule;

(v) a certificate of the secretary or assistant secretary of the SPV, in form and substance satisfactory to the Facility Agent, certifying resolutions of the board of directors or other governing body of the of the SPV authorizing the execution, delivery and performance by the SPV of this Amendment and the increase in the Commitments available under the Agreement;

(vi) the SPV shall have paid in full all fees required to be paid on the date hereof pursuant to the Amended and Restated Fee Letter; and

(vii) such other approvals, documents, instruments and certificates as the Facility Agent, any Administrator or any Lender, may reasonably request.

Section 4. Representations of the SPV and Servicer. Each of SPV and Servicer hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in Article III of the Agreement and any other Transaction Document to which it is a party are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties relate solely to an earlier date, and then are true and correct as of such earlier date).

Section 5. Agreement in Full Force and Effect. Except as expressly set forth herein, all terms and conditions of the Agreement, as amended, shall remain in full force and effect.

Section 6. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be executed by the parties hereto and be deemed an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 7. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICT OF LAW PRINCIPLES, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Loan and Administration Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

CCG RECEIVABLES VI, LLC, as SPV

By:	/s/ E.R. Gebhart
	Name:	E.R. Gebhart
	Title:	CFO and Treasurer

COMMERCIAL CREDIT GROUP INC., as Servicer

By:	/s/ E.R. Gebhart
	Name:	E.R. Gebhart
	Title:	SVP and CFO

JUPITER SECURITIZATION COMPANY LLC, as Lender
By:	JPMorgan Chase Bank, N.A., as its attorney-in-fact

By:	/s/ Kyle B. Sneed
	Name:	Kyle B. Sneed
	Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as Facility Agent and as Administrator

By:	/s/ Kyle B. Sneed
	Name:	Kyle B. Sneed
	Title:	Executive Director

PORTFOLIO FINANCIAL SERVICES COMPANY., as Backup Servicer

By:	/s/ John Enyart
	Name:	John Enyart
	Title:	President

[Signature Page to Second Amendment to Loan and Administration Agreement]

SCHEDULE I

COMMITMENT AMOUNT

LENDER	COMMITMENT

Jupiter Securitization Company LLC	$125,000,000

EXHIBIT H

FORM OF PROMISSORY NOTE

REVOLVING NOTE

U.S. $125,000,000	Dated: December 23, 2014

FOR VALUE RECEIVED, CCG RECEIVABLES VI, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the order of Jupiter Securitization Company, LLC, as a Lender on the Maturity Date, in lawful money of the United States of America, the principal sum of ONE HUNDRED TWENTY-FIVE MILLION AND 00/100 DOLLARS (U.S. $125,000,000) or, if less than such amount, the then aggregate unpaid principal amount of all Loans made by the Lenders to the Borrower from time to time pursuant to the Commitment established by the Loan and Administration Agreement, dated as of January 8, 2014 among the Borrower, JPMorgan Chase Bank, N.A., as the Facility Agent for the Lenders and Administrators from time to time party to the Agreement (the “Facility Agent”) and the Lenders and Administrators from time to time party thereto (as amended, restated, extended supplemented or otherwise modified in writing from time to time, the “Agreement”, the terms defined therein being used herein as therein defined). This Revolving Note is issued in replacement of that certain Revolving Note dated January 8, 2014 from the Borrower in favor of Jupiter Securitization Company, LLC.

The Borrower shall also pay interest to the Lender, in like money, on the aggregate principal balance of each Loan evidenced hereby at the rate or rates per annum provided in the Agreement. All payments of principal and interest shall be made to the Lender in immediately available funds. Accrued interest on each Loan shall be payable in arrears at the times specified in the Agreement. In no event shall the rate of interest and other charges exceed the maximum rate permitted by laws governing this Note.

The Lender is authorized to record the date, amount and Rate Type of each Loan, and the date and amount of each payment thereof, in the Lender’s internal records and on Schedule A attached hereto and made a part hereof; the Lender may add additional pages to such schedule as necessary. Such recordation shall constitute prima facie evidence of the information so recorded, absent manifest error; provided, however, that the Lender’s failure to make any such recordation shall not affect the Lender’s rights with respect to any Loan or the Borrower’s obligation to pay the principal of and accrued interest on all Loans in accordance with the Agreement and this Note.

The Borrower may prepay the principal balance of this Note in whole or in part, at any time and from to time, subject to the terms and conditions of the Agreement.

This Note is issued under and is subject to the terms of the Agreement, including, but not limited, to the Termination Events defined therein, all of which terms are hereby expressly incorporated herein by reference. This Note is subject to prepayment and acceleration of maturity as set forth in the Agreement.

This Note may not be amended, modified or supplemented except by a writing signed by the Lender and the Borrower. No act, failure or delay by the Lender shall constitute a waiver of any of its rights and remedies. Any written waiver shall be applicable only in the specific instance for which it is given.

The Borrower, for itself, and its successors and assigns, hereby waives diligence, demand, presentment, protest and notice of any kind, and assents to extensions of the time of payment or forbearance or other indulgence, without notice, except as otherwise expressly provided herein or in the Agreement.

In the event the Lender or any holder hereof shall refer this Note to an attorney for collection after default by the Borrower, the Borrower agrees to pay, in addition to unpaid principal and interest, all the reasonable costs and expenses incurred in attempting or effecting collection hereunder, including reasonable attorney’s fees (whether inside or outside counsel), whether or not suit is instituted.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). THE BORROWER HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE. THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

THE BORROWER HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THIS NOTE.

If any term or provision of this Note shall be held invalid, illegal or unenforceable, the validity of all other terms and provisions hereof shall in no way be affected thereby.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized officers on the date first written above.

CCG RECEIVABLES VI, LLC

By:
Name:
Title: